Exhibit 99.2

Financial Statements with

Independent Auditors’ Report Thereon

SCREAMIN MEDIA GROUP, INC.

As of December 31, 2010 and For the Year Then Ended

SCREAMIN MEDIA GROUP, INC.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Screamin Media Group, Inc.

We have audited the accompanying balance sheet of Screamin Media Group, Inc. (the “Company”) as of December 31, 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Screamin Media Group, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the financial statements have been restated for the presentation of revenue on a net basis.

/s/ HASKELL & WHITE LLP

October 18, 2011

Irvine, California

SCREAMIN MEDIA GROUP, INC.

Balance sheet

As of December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$441,200
Accounts receivable, net	12,000

Total current assets	453,200
Property and equipment, net (Note 3)	13,900
Intangible assets, net (Notes 4 and 5)	57,900

Total assets	$525,000

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities:
Accounts payable	$61,100
Accrued merchants payable	240,000
Accrued affiliates payable	185,600
Accrued contingent payroll tax liability (Note 7)	340,500
Accrued expenses	91,400
Note payable to related party (Notes 6 and 11)	25,000

Total current liabilities	943,600

Commitments and contingencies (Notes 7 and 11)

Stockholders’(deficit) equity:
Subscribed Series A Preferred Stock	400,000
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,140,000 issued and outstanding	500
Additional paid-in capital	108,300
Accumulated deficit	(927,400)

Total stockholders’ (deficit) equity	(418,600)

Total liabilities and stockholders’ (deficit) equity	$525,000

See accompanying notes to final statements

SCREAMIN MEDIA GROUP, INC.

Statement of Operations

For the Year Ended December 31, 2010

(Restated*)

Revenue (gross amounts billed of $2,347,800)	$1,040,800

Operating Expenses:
Cost of revenues	216,600
Sales and marketing	542,600
General and administrative	1,189,200

Total operating expenses	1,948,400

Net loss	$(907,600)

Per share data:
Basic net loss per share	$(0.20)

Basic weighted average shares outstanding	4,597,137

*	See Note 2 to Financial Statements

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

Statement of Stockholder’s Equity (Deficit)

For the Year Ended December 31, 2010

	Common Stock		Subscribed Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2009	—	$—	—	$—	$20,000	$(19,800)	$200
Change in capital structure (Notes 1 and 8)	2,065,000	200	—	—	(200)	—	—
Common stock issued to founders	410,000	—	—	—	—	—	—
Common stock issued for services	2,665,000	300	—	—	88,500	—	88,800
Subscribed Series A Preferred Stock	—	—	—	400,000	—	—	400,000
Net loss	—	—	—	—	—	(907,600)	(907,600)

Balance at December 31, 2010	5,140,000	$500	—	$400,000	$108,300	$(927,400)	(418,600)

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

Statement of Cash Flows

For the Year Ended December 31, 2010

Cash Flows From Operating Activities
Net loss	$(907,600)
Adjustments to reconcile net loss to cash provided by operations:
Depreciation and amortization	12,000
Subscribed stock issued for rent	12,500
Non-cash stock compensation expense	88,500
Effect of changes in operating assets and liabilities:
Accounts receivable	(12,000)
Accounts payable	61,100
Accrued merchants payable	240,000
Accrued affiliates payable	185,600
Accrued payroll tax liability	340,500
Accrued expenses	87,900

Net cash provided by operating activities	108,500

Cash Flows From Investing Activities
Purchase of property, equipment and intangible assets	(64,000)

Net cash used in investing activities	(64,000)

Cash Flows From Financing Activities
Proceeds from issuance of subscribed preferred stock	337,500
Proceeds from issuance of common stock	500
Proceeds from the issuance of notes payable	50,000

Net cash provided by financing activities	388,000

Increase in cash and cash equivalents	432,500
Cash and cash equivalents, beginning of year	8,700

Cash and cash equivalents, end of year	$441,200

Supplemental Disclosures:
Subscription for preferred stock issued for satisfaction of notes payable	$50,000

See accompanying notes to financial statements

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements

1.	Basis of Presentation and Significant Accounting Policies

Description of Business

Screamin Media Group, Inc. (the “Company” or “SMG”), a Delaware corporation, is engaged in the daily deals advertising business, serving hundreds of thousands of subscribers with deals from thousands of local merchants in 14 markets throughout the U.S., primarily in Southern California. The Company connects merchants to consumers by offering goods and services at a discount by emailing its subscribers with discounted offers for goods and services provided by merchants. Consumers can also purchase daily deals directly through the Company’s website. The Company was located in San Juan Capistrano, California, and has subsequently relocated to Irvine, California.

Presentation of Financial Statements

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowances for doubtful accounts; deferred tax assets, fixed assets; share-based compensation; sales commissions; income tax uncertainties; and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Recapitalization

On November 19, 2009, Screamin Coupon’s Partnership (“SCP”) was formed and on January 19, 2010, the partnership transferred all the assets and liabilities to the Company and incorporated the same day with the same ownership structure and continued the operations as the newly incorporated entity.

The financial statements of the new entity is required to report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. As a result, the financial statements include the accounts of the Company and SCP for period from January 1, 2010 to December 31, 2010. The effects of intra-entity transactions on the accounts for periods presented and at the beginning of the period have been eliminated.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

1.	Basis of Presentation and Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable primarily represent the net cash due from the Company’s credit processor for cleared transactions. The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Actual collection experience has not differed significantly from the Company’s estimates, due primarily to the Company’s credit and collections practices. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. The Company’s allowance for doubtful accounts at December 31, 2010 was zero.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to seven years.

Website Development Costs and Computer Software Developed for Internal Use

U.S. GAAP regarding accounting for the costs of computer software developed or obtained for internal use requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized. U.S. GAAP regarding accounting for website development costs requires that costs incurred in the preliminary project and operating stage of website development be expensed as incurred and that certain costs incurred in the development stage of website development be capitalized and amortized over the estimated useful life. The Company capitalized certain website development cost totaling $36,100 for the year ended December 31, 2010. The amortization of capitalized website development costs was $7,900 for the year ended December 31, 2010. Capitalized website development costs are included in property and equipment, net.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

1.	Basis of Presentation and Significant Accounting Policies (continued)

Intangible Assets

Intangible assets are amortized over their estimated useful lives, generally on a straight-line basis over two to five years.

Impairment of Long-lived Assets

The Company accounts for the impairment and disposition of definite life intangible and long-lived assets in accordance with U.S. GAAP guidance on accounting for the impairment or disposal of long-lived assets. In accordance with the guidance, such assets to be held are reviewed for events, or changes in circumstances, which indicate that their carrying value may not be recoverable. The Company periodically reviews related carrying values to determine whether or not impairment to such value has occurred. For the year ended December 31, 2010, management concluded that there was no impairment.

Fair Value of Financial Instruments

Financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Revenue Recognition

The Company recognizes revenue from the sale of a daily deal when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. The Company records the net amount it receives from the sale of a daily deal after paying an agreed upon percentage of the purchase price to the featured merchant excluding any applicable taxes. Revenue is recorded on a net basis because the Company is acting as an agent of the merchant in the transaction.

Cost of Revenue

Cost of revenue consists of direct costs incurred to generate the Company’s revenue, including costs related to credit card processing fees and licensee costs. Credit card fees and other processing costs are expensed as incurred.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

1.	Basis of Presentation and Significant Accounting Policies (continued)

Marketing

Marketing expense consists primarily of online marketing costs, such as sponsored search, advertising on social networking sites, email marketing campaigns, affiliate programs, and to a lesser extent, offline marketing costs such as print advertising. The Company records these costs in marketing expense on the statement of operations when incurred. The Company awards credits to subscribers for referring new customers which primarily consist of discounts on future purchases. Costs for the associated credit obligation are recorded as a marketing expense item when a new customer signs up.

Stock-Based Compensation

The Company measures stock-based compensation and other equity-based compensation arrangements at fair value, net of estimated forfeitures, and generally recognizes the corresponding compensation expense on a straight-line basis over the service period during which awards are expected to vest. The Company includes stock-based compensation expense for employees or contractors consistent with their cash compensation classification in the statement of operations.

There were no grants of employee stock options during the year ended December 31, 2010 and no related Black-Scholes option pricing model assumptions.

Concentration of Risk

As of December 31, 2010, the Company maintained its cash account at one commercial bank. The cash balance at December 31, 2010, exceeded the FDIC coverage in the amount of $439,000.

Advertising

The Company expenses advertising costs as incurred, which are classified as sales and marketing expense. Advertising expense was approximately $144,800 for the year ended December 31, 2010.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

1.	Basis of Presentation and Significant Accounting Policies (continued)

Reward and Referral Program

The Company uses a customer referral and reward program to provide customers with incentives to refer their friends and families to join as a subscriber. When customers provide a qualifying referral to a new subscriber, the Company grants the customer credits that can be redeemed as partial payment towards a future purchase of a deal. The Company accrues the costs related to the associated obligation to redeem the award credits granted at issuance in accrued expenses on the balance sheet and records the corresponding cost to marketing expense on the statement of operations.

2.	Restatement

The Company has restated its previously issued statement of operations for the year ended December 31, 2010 to correct for an error in its presentation of revenue.

The Company restated its reporting of revenues from daily deals to be net of the amounts related to merchant fees. The Company has previously reported the gross amounts billed to its subscriber customers as revenue. There is no impact on prior periods as the Company previously had no revenues. The effect of the correction resulted in a reduction of previously reported revenues and corresponding reductions in cost of revenues for the year ended December 31, 2010. The change in presentation had no effect on pre-tax loss, net loss or any per share amounts for the period presented.

The Company has also changed the presentation of certain other expenses on the statement of operations to be consistent with reporting revenue on a net basis. These changes include presenting reward and referral programs as a component of marketing rather than as an offset to revenue and reclassifying certain employee-related expenses from cost of revenues to general and administrative expense. The Company believes that these classifications are appropriate as it is acting as an agent on behalf of the merchant in driving traffic to generate revenue.

The following table summarizes the corrections on each of the affected financial statement line items for the year ended December 31, 2010:

	As Previously Reported	Restatement Adjustment	As Restated
Revenue	$2,374,800	$(1,334,000)	$1,040,800
Cost of revenue	2,046,300	(1,829,700)	216,600
Sales and marketing	263,600	279,000	542,600
General and administrative	972,500	216,700	1,189,200

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

3.	Property and Equipment

Property and equipment consisted of the following at December 31, 2010:

$13,900
Computer equipment	$7,800
Computer software	9,900

17,700
Less: accumulated depreciation	(3,800)

$13,900

Property and equipment are depreciated over their estimated useful lives on a straight-line basis over three to seven years. Depreciation expense was approximately $3,800 for the year ended December 31, 2010.

4.	Website Development Costs

Website development costs consisted of the following at December 31, 2010:

$13,900
Website development costs	$36,100
Less: accumulated amortization	(7,900)

$28,200

Website development costs are amortized over their estimated useful lives, generally on a straight-line basis over three years. Amortization expense was approximately $7,900 for the year ended December 31, 2010.

Estimated amortization expenses are as follows for the years ending December 31:

$13,900
2011	$12,100
2012	12,100
2013	4,000

$28,200

5.	Intangible Property

Intangible property consisted of the following at December 31, 2010:

$13,900
Subscriber and merchant listing	$30,000
Less: accumulated amortization	(300)

$29,700

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

5.	Intangible Property (continued)

Intangible assets are amortized over their estimated useful lives, generally on a straight-line basis over two to five years. Amortization expense was approximately $300 for the year ended December 31, 2010.

Estimated amortization expenses are as follows for the years ending December 31:

$13,900
2011	$10,000
2012	10,000
2013	9,700

$29,700

6.	Note Payable

December 2009 Note

During December 2009, the Company received $25,000 cash for a note payable issued to the founder and CEO of the Company. The note was originally due June 30, 2010, and later verbally amended to a due date of January 31, 2011. The note was unsecured and carried interest of 2% on annual basis. As of December 31, 2010, the note payable balance was $25,000. In January 2011, the Company had paid and fully satisfied the note.

January 2010 Note

During January 2010, the Company received $25,000 cash for a note payable issued to the founder and CEO of the Company. The note was originally due May 31, 2010, and later verbally amended to a due date of December 31, 2010. The note was unsecured and carried interest of .57% on annual basis. On December 31, 2010 the Company entered into a subscription agreement to issue $25,000 of Series A Preferred Stock as full and complete satisfaction of the $25,000 note payable. As a result, as of December 31, 2010, the note payable balance was zero.

March 2010 Note

During March 2010, the Company received $25,000 cash for a note payable issued to the COO of the Company. The note was originally due May 31, 2010, and later verbally amended to a due date of December 31, 2010. The note was unsecured and carried interest of .64% on annual basis. On December 31, 2010 the Company entered into a subscription agreement to issue $25,000 of Series A Preferred Stock as full and complete satisfaction of the $25,000 note payable. As a result, as of December 31, 2010, the note payable balance was zero.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

7.	Commitments and Contingencies

Operating Leases

The Company leased its offices under an operating lease on a month to month basis beginning March 25, 2010 for monthly rent of $1,500. In August 2010, the Company leased additional space and increased the term of the lease for a period of one year from September 1, 2010, to September 2011 for a monthly rent of $3,000. Rent expense under this lease for the year ended December 31, 2010 was $32,250. The Company did not rent any offices prior to its lease entered into March 2010 above. Future rental payments remaining on the existing lease and related amendments due through the end of December 31, 2011 aggregate in the amount of $24,000.

Payroll Tax Contingency

From the inception of the Company, management has relied on several independent contractors to perform services for the Company. Management has not viewed these individuals as employees, and has therefore not paid or withheld any payroll taxes. Upon further research, management has determined that such a classification was inaccurate under state and Federal regulations and those individuals should have been classified as employees. Management has retained an independent consultant to assist them in clarifying the regulations and determine the potential liability for unpaid payroll taxes, interest and penalties. The Company has not been contacted or audited by any state or Federal authorities on this matter. However, based on the facts and circumstances, management has accrued $340,500 as a loss contingency as of December 31, 2010 for this potential liability. The expense has been classified as general and administrative expense on the statement of operations.

8.	Stockholders’ Equity

Common Stock

On November 19, 2009, Screamin Coupon’s Partnership was formed and on January 19, 2010, the partnership transferred all the assets and liabilities to the Company and incorporated the same day with the same ownership structure and continued the operations as the newly incorporated entity. As part of this capital restructuring, the Company was authorized to issue up to 10,000,000 shares of par value $0.0001 per share and on January 19, 2010 the Company issued 2,065,000 shares of common to the same owners of the partnership who are also two executive offices and founders of the Company. Also, in January 2010, the Company issued 410,000 shares to other executive officers of the Company as founders’ shares.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

8.	Stockholders’ Equity (continued)

Common Stock (continued)

During February 2010, the Company issued 2,665,000 shares of common stock to three executive officers and founders for services rendered to the Company valued at $319,800 on the grant date. These shares carry restrictions which allow the Company to repurchase the shares from the three executive officers at par value if they separate from service. The repurchase rights lapse based upon a vesting schedule of one quarter of the shares vesting on the first anniversary date of the issuance and one twelfth for each three months of service completed after the first anniversary date. The repurchase rights shall terminate in its entirety upon a change in control, which occurred in July 2011 as further described below. As of December 31, 2010, the unvested portion of the restriction was 2,665,000 shares; however, the Company has recognized $88,500 as stock compensation expense for the year ended December 31, 2010.

Preferred Stock Series A Subscription

During the year ended December 31, 2010, the Company received deposits in the amount $400,000 as subscription payments for issuance of Series A Preferred Stock. The Company received $50,000 of the $400,000 in the form of payment towards notes payable owed to the CEO and founder of the Company and the COO of the Company (see Note 5 for further discussion). The Company had amended its’ articles of incorporation in January 2011 to have authorized 2,000,000 shares of Series A Preferred Stock par value $0.00001 per share. Since the articles were amended in January 2011, the preferred stock had not been issued as of December 31, 2010 and as a result the $400,000 deposits received is recorded Series A Preferred Stock Subscription at December 31, 2010.

A controlling individual of the organization which deposited $210,000 of the $400,000 deposits is also a director of the Company and also a controlling individual of a licensee of the Company. The same organization who deposited $210,000 of the $400,000 deposits also had entered into a professional services agreement with the Company in 2011 to assist the Company in raising capital.

The Series A Preferred Stock has dividend preferences if declared. The preferred stock also has distribution preference and a liquidation preference of $0.25 per share. Each share of preferred stock is also convertible into one share of common stock at an initial conversion price per share of $.25 per share. Each holder of shares of preferred stock shall be entitled to the number of votes equal to the number of shares of preferred stock could then be converted. The holders of preferred stock are entitled to vote on all matters on which the common stocks are entitled to vote.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

8.	Stockholders’ Equity (continued)

Warrants

As of December 31, 2010, there are 600,000 warrants outstanding to purchase the Company’s Common Stock at an exercise price of $1.00 per share. The exercise of warrant was contingent upon the warrant holder providing additional financing to the Company in the amount of $300,000 which did not occur, as a result there was no cost recorded from the warrant. The warrant was issued in March 2010 and was amended in January 2011. During the year ended December 31, 2010, there were no other warrants exercised or cancelled

Options

The Company has established the Screamin Media Group, Inc. 2010Stock Option/Stock Issuance Plan (the “Plan”), pursuant to which the Company has reserved 2,675,000 shares of its Common Stock for issuance. On January 17, 2011, the Company had increased the shares available for issuance pursuant to the Plan from 2,675,000 to 4,175,000.

As of December 31, 2010, the Company has granted no options and has 2,675,000 shares available for future grants. Under the terms of the Plan, stock options are granted at exercise prices not less than the fair value of the stock at the date of grant. The Company determines fair value through internal valuations based on historical financial information. Options generally vest twenty five percent upon completion of one year of service and the remaining balance of the option shall become vested shares in a series of thirty-six successive equal monthly installments upon completion of each additional month of service over the thirty-six month period. Any unvested shares underlying outstanding options shall automatically become vested and exercisable. Options expire no later than ten years from the date of grant. The Company intends to issue new shares upon exercise of any outstanding option.

9.	Income Taxes

Due to operating losses, there is no federal tax provision and $800 California minimum franchise state provision for income taxes is due annually.

Deferred income tax benefits result from the recognition of temporary differences between financial statements and income tax reporting of income and expenses and the recognition of net operating losses in the approximate amount of $176,100 and stock based compensation expense of approximately $319,000 as of December 31, 2010. These deferred tax benefits have been fully offset by a valuation allowance, as management could not determine that it was “more likely than not” that the deferred tax assets would be realized. The gross deferred tax asset and related valuation allowance was approximately $497,000 at December 31, 2010.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

As of December 31, 2010, federal and state net operating loss carry-forwards amount to approximately $442,100 and begin to expire in the year 2027 and 2017, respectively.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s net operating loss and credit carry-forwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company’s ability to utilize net operating losses and credit carry-forwards remaining at the ownership change date. Management has not evaluated the effects of its capital transactions to determine if an ownership change has occurred.

The Company analyzes and quantifies the impact of uncertain tax positions in accordance with U.S. GAAP, pursuant to which we only recognize the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. Per U.S. GAAP companies should report a liability for tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. U.S. GAAP further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the period of such change. In addition, companies should recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. The Company has not identified any uncertain tax positions and subsequently has not recorded a reserve for such as of December 31, 2010.

10.	Recent Accounting Pronouncements

In June 2009, the FASB issued authoritative guidance on the FASB accounting standards codification and the hierarchy of generally accepted accounting principles, which replaces previously issued authoritative guidance, and establishes the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. The effective date for the guidance is for financial statement periods ending after September 15, 2009. The Company adopted the provisions of the authoritative guidance as of December 31, 2010, which only required a change in disclosure and did not otherwise impact the financial statements.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

11.	Related Party Transactions

During the year ended December 31, 2010, a controlling individual of the organization which deposited $210,000 of the $400,000 deposits for Preferred Stock Series A Subscription is also a director of the Company and also a controlling individual of a licensee of the Company. The same organization who deposited $210,000 of the $400,000 deposits for Preferred Stock Series A Subscription also had entered into a professional services agreement with the Company in 2011 to assist the Company in raising capital (See Note 8 for further discussion).

During the year ended December 31, 2010, the Company received $50,000 for the issuance of two notes payable to individuals who are also officers of the Company (see Note 5 for further discussion). The same notes payable were then tendered as payments towards $50,000 purchase of Series A Preferred Stock Subscription (see Note 8 for further discussion).

During the year ended December 31, 2010, the Company utilized the services of a credit card processing company and credit card financing company. Obligations of the Company to both of these entities were personally guaranteed by an officer of the Company. The Company had owed the credit card company $12,700 as of December 31, 2010.

During the year ended December 31, 2010, the Company utilized a professional services consulting company owned by a shareholder of the Company. Total payments were approximately $3,800 during the year ended December 31, 2010. The Company also had a month to month agreement with the same Company to utilize a sales software license which such license was obligated by the company owned by a shareholder.

During the year ended December 31, 2010, an officer of the Company utilized a credit card to pay for goods and services on behalf of the Company whereby the officer was reimbursed for such goods and services purchased on the credit card. The credit card was personally guaranteed by the officer of the Company and was in the name of a different company owned also by the same officer and also a different shareholder of the Company.

12.	Subsequent Events

Management evaluated subsequent events through September 15, 2011, the date these financial statements were originally available to be issued. Management also evaluated subsequent events through October 18, 2011, the date the restated financial statements were available to be issued. Subsequent events were as follows.

SCREAMIN MEDIA GROUP, INC.

Notes to Financial Statements (continued)

12.	Subsequent Events (continued)

During March 2011 and April 2011, the Company received $575,000 cash and issued notes payable to two private investment companies and four individuals, one of which is also an independent sales representative of the Company. The notes were unsecured, due January 31, 2012 and carried 5% annual interest with a prepayment penalty of 50%. Upon the close of the sale of the Company, discussed further below, all $575,000 principal amounts of the note payables were satisfied in full including interest and prepayment penalty in the aggregate amount of $306,400.

During May 2011 and as part of a letter of intent to sell the Company to Local.com Corporation (“Local.com”), as discussed further below, the Company received $500,000 cash and issued a secured promissory note payable to Local.com. The note was secured by all the assets of the Company, due June 30, 2011 and carried 10% annual interest. Upon the close of the sale of the Company to Local.com, discussed further below, all $500,000 principal amount of the note payable was satisfied in full as a reduction to the purchase price paid to the selling shareholders.

During July 2011 and as part of a letter of intent to sell the Company to Local.com, as discussed further below, the Company received $250,000 cash and issued a secured promissory note payable to Local.com. The note was secured by all the assets of the Company, due September 30, 2011 and carried 10% annual interest. Upon the close of the sale of the Company to Local.com, discussed further below, all $250,000 principal amount of the note payable was satisfied in full in July 2011, just prior to the sale of the Company discussed further below.

The Company was acquired by Local.com on July 8, 2011 pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Local.com, Agile Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Local.com (“Subcorp”), and Dan Griffith, CEO, as Stockholders’ Agent (the “Stockholders’ Agent”) pursuant to which Subcorp was merged with and into the Company and the Company became a wholly-owned subsidiary Local.com (the “Merger”). As consideration for the Merger, Local.com paid upfront consideration of $5,000,000 in cash, up to 727,378 shares of Local.com common stock, $0.00001 par value (the “Shares”), and $5,000,000 in secured promissory notes (the “Notes”), subject to adjustment as described below (collectively, the “Merger Consideration”). The cash portion of the Merger Consideration payable to the Company’s Stockholders will be reduced by $862,500 to repay certain debt obligations of the Company immediately following the closing. The aggregate amount of Notes issued will be reduced by up to $2,378,000, including $500,000 to repay a promissory note held by the Company and up to $1,878,000 to establish an escrow fund for indemnification claims asserted by Local.com against the Company consistent with the terms of the Agreement (the “Escrow Fund”). Subject to meeting certain additional financial performance milestones throughout the two year period beginning July 9, 2011, as more particularly described in the Merger Agreement, the Company Stockholders will be eligible to receive an aggregate of up to an additional $20,000,000 (the “Earn-out”).